CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Select Money Market Trust

We consent to the use of our report  dated  August 25, 2000 for the SNAP
Fund, a portfolio of Evergreen Select Money Market Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT ACCOUNTANTS" in the Statement of Additional Information.


                                             /s/ KPMG LLP




Boston, Massachusetts
October 26, 2000